Exhibit 10.7C

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is entered into as of February 18, 2015 (“Reference Date”), by and between Deerfield Campbell LLC, a California limited liability company (hereinafter called “Landlord”), and Nevro Corp., a Delaware corporation (hereinafter called “Tenant”), with reference to the following facts:

RECITALS

A.

Whereas, Landlord and Tenant entered into a written lease dated March 15, 2010 (the “Original Lease”), pursuant to which Landlord leased to Tenant premises consisting of approximately 10,089 square feet of gross leasable area (the “Original Premises”), and more particularly described in the Original Lease, consisting of Suite 210 on the second floor of that two-story building containing approximately 41,482 square feet of gross leasable area and having a common address of 4040 Campbell Avenue, Menlo Park, California (the “Building”).

B.

Whereas, on or about October 18, 2012, Landlord and Tenant entered into that certain First Amendment to Lease (“First Amendment”) on terms and conditions contained therein in which the Original Premises was expanded by approximately 6,697 gross leasable square feet (“Expansion Premises”) to a Leased Premises consisting of approximately 16,786 gross leasable square feet. The Expansion Premises is commonly known as Suite 100.

C.

Whereas, on or about August 20, 2014 in a document entitled Assignment, Assumption, and Consent to Assignment Amendment, dated August 20, 2014 (“Assignment”), former tenant Splice Communications, Inc. assigned its interest in its lease agreement dated January 5, 2011, to Tenant whereby Tenant leased an additional approximately 4,126 square feet of space under the terms and conditions of such lease and the Assignment. Such additional space is commonly known as Suite 120.

D.	Whereas, the Original Lease as amended by the First Amendment and the Assignment, constitute the “Existing Lease.”

E.	Whereas, the Existing Lease as amended by this Second Amendment, is hereinafter referred to as the “Lease.”

F.	Whereas, the Existing Lease Term is scheduled to expire on May 31, 2015.

G.	Whereas, Landlord and Tenant mutually desire to modify and amend the Existing Lease as set forth hereinafter.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree, as follows:

1. Recitals. The Recitals set forth above are incorporated herein by reference into this Second Amendment as though set forth at length.

2. Premises. The Original Premises, as amended by the First Amendment and the Assignment constitute the Leased Premises also known as Suites 100, 120 and 210, consisting of approximately 20, 912 square feet of gross leasable area.

3. Extended Term. The Lease Term is hereby extended for a period of four (4) months (“Extended Term”) commencing on June 1, 2015 and ending at midnight on September 30, 2015 (“Lease Expiration Date”).

4. Base Monthly Rent. The Base Monthly Rent due Landlord during the four (4) month Extended Term shall be as follows:

4.1 Base Monthly Rent for the months of June 1, 2015 through September 30, 2015 shall be the sum of Seventy-Three Thousand One Hundred Ninety-Two Dollars ($73,192.00) per month.

5. Security Deposit. The Security Deposit of $81,912.20 being held by Landlord as to Suite 210 and Suite 100, and the Security Deposit held by Landlord as to Suite 120 in the amount of Twenty-Seven Thousand Six Hundred Forty-Four Dollars and Twenty Cents ($27,644.20) shall remain the same during the Extended Term.

6. Landlord’s Work. None.

7. AS-IS. Tenant is currently occupying the Leased Premises and shall continue to do so during the Extended Term in its existing “AS-IS” condition.

8. Advice of Counsel. Landlord and Tenant each warrants and represents that it has had ample opportunity to perform independent investigation and to seek and obtain legal representation, including, but not limited to, express legal advice with regard to the negotiations which have led to the preparation and signing this Second Amendment. Each party further warrants and represents that it has completed as much -independent investigation and obtained as much legal counsel as it determines, in its sole discretion, to be sufficient under the particular circumstances of this Second Amendment or, in the alternative, that it has elected not to do so, notwithstanding the fact that it could have done so. Further, each party warrants and represents that its execution of this Second Amendment is done knowingly and willfully, and without any mistake, fraud, duress or undue influence.

9. Authority of Parties. Each party warrants and represents that in executing this Second Amendment, it (1) has the full and unrestricted right, power, capacity and authority to enter into, deliver, execute and perform its obligations under this Second Amendment; and (ii) no further consent or approval is required to permit such party to enter into, execute, deliver and perform in its obligations hereunder; and (iii) that this Second Amendment is a valid and binding obligation upon each party, and is enforceable against each party in accordance with the terms hereof; and (iv) the execution, delivery and/or performance of the terms of this Second Amendment will not result in any violation of, be in conflict with, nor constitute a default under any provision of any judgment, decree, order, law or contract to which either party is bound or otherwise accountable.

10. Further Acts/Cooperation of Parties. Without further consideration, each party shall execute and deliver such other documents, and perform such further acts, as are reasonably requested by any other party or which may be necessary or convenient to effect the terms/purposes of this Second Amendment.

11. Binding Upon Successors and Assigns. This Second Amendment and each provision hereof, shall be binding upon and inure to the benefit of each party and each party’s respective successors, heirs, executors, representatives, beneficiaries and permitted assigns.

12. Litigation and Attorney’s Fees. Cumulative and in addition to any other relief sought and/or obtained, the prevailing party (or its authorized successors or assigns) in any litigation arising out of, or in relation to, the formation, enforcement or interpretation of this Second Amendment shall be entitled to recover from and against the non-prevailing party, all of the prevailing party’s reasonably incurred costs and attorney’s fees.

13. Full Force and Effect. Except as supplemented and/or modified by this Second Amendment, to the best of Landlord’s and Tenant’s knowledge, the Existing Lease is in full force and effect and neither party is in default of its obligations under the Existing Lease and neither party has claims, offsets, or defenses to the enforcement of the Existing Lease. All other terms and conditions of the Lease, as amended hereby, shall remain in full force and effect, as so amended.

14. Entirety. Except as provided in this Second Amendment, the Existing Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Landlord and Tenant. In the event of a conflict between the terms, conditions, and provisions of the Existing Lease and this Second Amendment the terms, conditions, and provisions of this Second Amendment shall control.

15. Miscellaneous. Any breach of default under any provision of this Second Amendment shall be a breach of default under the Lease and any breach or default under the Lease shall be a breach of default under this Second Amendment. All capitalized terms not defined herein shall have the meaning set forth in the Original Lease.

16. Counterparts. This Second Amendment maybe executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Furthermore, this Second Amendment may be executed and delivered by the exchange of electronic facsimile copies of counterparts of the signed documents, which facsimile copies or counterparts shall be binding on the parties and such execution and delivery shall have the same force and effect as any other delivery of a manually signed original of this Second Amendment.

17. Effective Date. This Second Amendment shall be effective only when it has been executed in writing by all of the parties hereto, when such Second Amendment has been delivered by Landlord and Tenant to each other and on such date when the last signatory necessary to execute this Second Amendment shall have executed it.

18. Waiver. No delay or omission by either party in exercising any right or power under the Lease or this Second Amendment shall impair any such right or constitute a waiver thereof, unless such waiver is set forth in a written instrument duly executed by that party. A waiver of any covenant, condition or term set forth in the Lease or this Second Amendment shall not be construed as a waiver of any succeeding breach of the same or other covenant, condition or term.

19. Time of Essence. Time is of the essence with regard to the time periods set forth in this Second Amendment.

20. Broker Commissions. No commission shall be earned or paid by to Brokers in connection with the execution of this Second Amendment.

Signatures on Next Page

IN WITNESS THEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the Effective Date.

LANDLORD		TENANT

Deerfield Campbell LLC, a limited liability		Nevro Corp.,
company		a Delaware corporation

By:	/s/ Tito J. Bianchi	By:	/s/ Andrew Galligan
Name:	Tito J. Bianchi, President of	Name:	Andrew Galligan
	Deerfield Realty Corporation	Its:	CFO
Its:	Manager

Address:	3715 Haven Ave. #210	Address:
Menlo Park, CA 94025

Dated:	March 2, 2015	Dated:	March 2, 2015